Exhibit 99.1

Catalyst Pharmaceuticals Notified of Abbreviated New Drug Application Filing for FIRDAPSE®

CORAL GABLES, Fla., January 23, 2023 – Catalyst Pharmaceuticals, Inc. (“Catalyst”) (NASDAQ: CPRX), a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare diseases, today announced that it has received a Paragraph IV Certification Notice Letter (the “Notice Letter”) from Teva Pharmaceuticals, Inc. (“Teva”) advising that Teva had submitted an Abbreviated New Drug Application (“ANDA”) to the U.S. Food and Drug Administration (“FDA”) seeking authorization from the FDA to manufacture, use or sell a generic version of FIRDAPSE® in the United States.

In the Notice Letter, Teva states that it intends to market a generic version of FIRDAPSE® before the expiration of Catalyst’s patents listed in the FDA Orange Book covering FIRDAPSE®: U.S. Patent Numbers 10,626,088 (expiring February 2037); 10,793,893 (expiring May 2034); 11,060,128 (expiring June 2032); 11,268,128 (expiring June 2032); 11,274,331 (expiring June 2032); and 11,274,332 (expiring June 2032). Teva’s Notice Letter states that its ANDA contains a Paragraph IV Certification alleging that these patents are not valid, not enforceable, and/or will not be infringed by the commercial manufacture, use or sale of the proposed product described in Teva’s ANDA submission.

Under the Federal Food, Drug, and Cosmetic Act, as amended by the Drug Price Competition and Patent Term Restoration Act of 1984, as amended, Catalyst has 45 days from receipt of the Notice Letter to commence a patent infringement lawsuit in a federal district court against Teva to trigger a stay precluding FDA from approving Teva’s ANDA until May 2026 or entry of judgment holding the patents invalid, unenforceable, or not infringed, whichever occurs first.

Catalyst is currently assessing the Notice Letter and intends to vigorously enforce its intellectual property rights relating to FIRDAPSE®.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare diseases. With exceptional patient focus, Catalyst is committed to developing a robust pipeline of cutting-edge, best-in-class medicines for rare diseases. Catalyst’s New Drug Application for FIRDAPSE® (amifampridine) Tablets 10 mg for the treatment of adults with Lambert-Eaton myasthenic syndrome (“LEMS”) was approved in 2018 by the U.S. Food & Drug Administration and FIRDAPSE® is commercially available in the United States as a treatment for adults and children ages six to seventeen with LEMS. Further, Canada’s national healthcare regulatory agency, Health Canada, has approved the use of FIRDAPSE® for the treatment of adult patients in Canada with LEMS.

For more information, visit Catalyst’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) those risks and uncertainties relating to Catalyst’s ability to successfully enforce its intellectual property rights and to defend its patents, (ii) the possible introduction and timing of generic competition to FIRDAPSE®, and (iii) those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2021 and its other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Contact information:

Media Contact

David Schull

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com

Investor Contact

Mary Coleman

Catalyst Pharmaceuticals, Inc.

(305) 420-3200

mcoleman@catalystpharma.com